UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
EXCHANGE ACT OF 1934

Booking Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	06-1528493
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

800 Connecticut Avenue

Norwalk, Connecticut 06854

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
€750,000,000 4.000% Senior Notes Due 2026	The Nasdaq Stock Market LLC
€750,000,000 4.250% Senior Notes Due 2029	The Nasdaq Stock Market LLC
€1,000,000,000 4.500% Senior Notes Due 2031	The Nasdaq Stock Market LLC
€1,000,000,000 4.750% Senior Notes Due 2034	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-242118 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The description of the securities to be registered is contained in the Prospectus Supplement dated November 8, 2022, and the Prospectus dated August 7, 2020, copies of which were electronically transmitted for filing with the Commission pursuant to Rule 424(b) on November 9, 2022, each of which forms a part of the Registrant’s Registration Statement on Form S-3 (No. 333-242118), and each of which is incorporated herein by reference.

Item 2. Exhibits

The following exhibits are filed with the Commission and the Nasdaq Stock Market LLC.:

2.1 Form of the Registrant’s 4.000% Senior Note Due 2026 (incorporated herein by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the Commission on November 15, 2022).

2.2 Form of the Registrant’s 4.250% Senior Note Due 2029 (incorporated herein by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the Commission on November 15, 2022).

2.3 Form of the Registrant’s 4.500% Senior Note Due 2031 (incorporated herein by reference to Exhibit 4.3 to our Current Report on Form 8-K filed with the Commission on November 15, 2022).

2.4 Form of the Registrant’s 4.750% Senior Note Due 2034 (incorporated herein by reference to Exhibit 4.4 to our Current Report on Form 8-K filed with the Commission on November 15, 2022).

2.5 Indenture, dated August 8, 2017 (the “Base Indenture”), between the Registrant and U.S. Bank Trust Company, National Association, as trustee, (incorporated herein by reference to Exhibit 4.1 to our Registration Statement on Form S-3 (No. 333-242118) filed with the Commission on August 7, 2020).

2.6 Officers’ Certificate, dated November 15, 2022, with respect to the 4.000% Senior Notes due 2026 issued pursuant to the Base Indenture (incorporated herein by reference to Exhibit 4.5 to our Current Report on Form 8-K filed with the Commission on November 15, 2022).

2.7 Officers’ Certificate, dated November 15, 2022, with respect to the 4.250% Senior Notes due 2029 issued pursuant to the Base Indenture (incorporated herein by reference to Exhibit 4.6 to our Current Report on Form 8-K filed with the Commission on November 15, 2022).

2.8 Officers’ Certificate, dated November 15, 2022, with respect to the 4.500% Senior Notes due 2031 issued pursuant to the Base Indenture (incorporated herein by reference to Exhibit 4.7 to our Current Report on Form 8-K filed with the Commission on November 15, 2022).

2.9 Officers’ Certificate, dated November 15, 2022, with respect to the 4.750% Senior Notes due 2034 issued pursuant to the Base Indenture (incorporated herein by reference to Exhibit 4.8 to our Current Report on Form 8-K filed with the Commission on November 15, 2022).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BOOKING HOLDINGS INC.

Date: December 1, 2022	By:	/s/ Peter J. Millones
		Name:	Peter J. Millones
		Title:	Executive Vice President, General Counsel and Secretary

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